Exhibit 24.2
POWER OF ATTORNEY
     Reference is hereby made to the proposed registration by Total Capital (“Total Capital”) under the US Securities Act of 1933, as amended (the “Securities Act”), of debt securities guaranteed by Total S.A. to be issued, from time to time, by Total Capital (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Charles Paris de Bollardière, Treasurer of Total S.A., as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: May 5, 2009	By:	/s/ Charles Paris de Bollardière
Charles Paris de Bollardière
Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

Date: May 5, 2009	By:	/s/ Dominique Bonnet
Dominique Bonnet
Chief Accounting Officer (Principal Financial and Accounting Officer), Director

Date: May 5, 2009	By:	/s/ Mathieu Faury
Mathieu Faury
Director

Date: May 5, 2009	By:	/s/ Marie-Sophie Wolkenstein
Marie-Sophie Wolkenstein
Director

Date: May 5, 2009	By:	/s/ Bruno Leconte
Bruno Leconte
Director

Date: May 5, 2009	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière
Director

Date: May 5, 2009	By:	/s/ Robert O. Hammond
Robert O. Hammond
Authorized Representative in the United States

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